UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Transcript of Welcome Video from
Chairman and CEO, Muhtar Kent
Muhtar Kent: Hello, and welcome to our first-ever shareowner forum. I certainly hope you will join me, our Board of Directors and our senior leadership team at our 2011 Annual Meeting of Shareowners on April 27th in our hometown of Atlanta. This year’s meeting is special as we proudly celebrate the 125th anniversary of Coca-Cola.
It also comes on the heels of a strong 2010, where we gained broad-based worldwide volume and value share across the world. A year where we met or exceeded our long-term growth targets and delivered organic growth in each of our five operating groups.
And to you, our shareowners, we returned 7.2 billion dollars in 2010, through 4.1 billion dollars in dividends and 3.1 billion dollars in share repurchases. I know you will be pleased that for the 49th consecutive year, we have raised the quarterly dividend, giving you an annual dividend rate of one dollar and 88 cents per share.
Going forward, we see opportunities as exciting as our predecessors must have seen back in 1886. We remain very excited about the future of our industry and the opportunities that await Coca-Cola in the decade ahead.
As an investor in our Company, your voice is absolutely critical to our future. This website was designed to allow you to more easily share your voice and also vote your shares.
In your proxy statement you will see seven items for consideration. As always, one of the most important items on the agenda is the election of Directors. We believe we have one of the most knowledgeable, strategic and engaged Boards in the business world today. Our directors’ continued counsel will be even more essential to our business as we move into an era of great complexity and opportunity.
This year, you are also being asked to cast an advisory vote on executive compensation and on the frequency of executive compensation advisory votes in to the future. The Board believes that, at this time, our shareowners and our Company will be best served by holding this advisory vote on compensation every year. On this issue, we have listened to you and believe an annual vote aligns with our shareowners’ expectations.
I encourage you to vote prior to the meeting, so that your shares will be represented on all of these important issues. But if you can’t join us in Atlanta, please note that you will be able to watch a live webcast from this shareowner forum. We look forward to seeing you at our Annual Meeting and as always, thank you for your investment and confidence in our business.